American Balanced Fund, Inc.
One Market, Steuart Tower, Suite 1800
San Francisco, California 94105

Phone (415) 421-9360
Fax (415) 393-7140

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$770,289
Class B	$68,568
Class C	$84,863
Class F-1	$24,945
Class F-2	$2,935
Total	$951,600
Class 529-A	$31,071
Class 529-B	$5,161
Class 529-C	$8,928
Class 529-E	$1,746
Class 529-F-1	$1,031
Class R-1	$2,168
Class R-2	$18,873
Class R-3	$53,008
Class R-4	$46,044
Class R-5	$37,936
Class R-6	$9,175
Total	$215,141

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4100
Class B	$0.3009
Class C	$0.2980
Class F-1	$0.4150
Class F-2	$0.4488
Class 529-A	$0.4036
Class 529-B	$0.2873
Class 529-C	$0.2888
Class 529-E	$0.3614
Class 529-F-1	$0.4330
Class R-1	$0.3035
Class R-2	$0.2962
Class R-3	$0.3676
Class R-4	$0.4075
Class R-5	$0.4544
Class R-6	$0.3353

Item 73B
Distribution of capital gains

Share Class	Per Share Distribution of Capital Gains
Class A	-
Class B	-
Class C	-
Class F-1	-
Class F-2	-
Class 529-A	-
Class 529-B	-
Class 529-C	-
Class 529-E	-
Class 529-F-1	-
Class R-1	-
Class R-2	-
Class R-3	-
Class R-4	-
Class R-5	-
Class R-6	-

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,830,416
Class B	204,537
Class C	274,399
Class F-1	54,629
Class F-2	10,144
Total	2,374,125
Class 529-A	79,716
Class 529-B	17,575
Class 529-C	31,324
Class 529-E	4,933
Class 529-F-1	2,620
Class R-1	7,424
Class R-2	65,289
Class R-3	143,981
Class R-4	107,228
Class R-5	82,113
Class R-6	36,360
Total	578,563

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.21
Class B	$16.16
Class C	$16.14
Class F-1	$16.21
Class F-2	$16.21
Class 529-A	$16.19
Class 529-B	$16.19
Class 529-C	$16.19
Class 529-E	$16.19
Class 529-F-1	$16.19
Class R-1	$16.13
Class R-2	$16.14
Class R-3	$16.15
Class R-4	$16.19
Class R-5	$16.22
Class R-6	$16.21